Exhibit 99.1

PERSONALIS, INC. 6600 DUMBARTON CIRCLE FREMONT, CA 94555 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 29, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PSNL2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 29, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T03527-S48469 KEEP THIS PORTION FOR YOUR RECORDS PERSONALIS, INC. THIS PROXY CARD IS VALID ONLY WHEN SIGNED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR Proposals Nos. 1, 2 and 3. For Against Abstain 1. To adopt the Agreement and Plan of Merger (as the same may be amended or supplemented from time to time, the “Merger Agreement”), dated as of July 20, 2026, by and among Tempus AI, Inc., a Nevada corporation (“Tempus”), Aviary Development, Inc., a Delaware corporation and a wholly owned subsidiary of Tempus, Toucan Development, LLC, a Nevada limited liability company and a wholly owned subsidiary of Tempus, and Personalis, Inc. (“Personalis”), and thereby approve the transactions contemplated thereby; 2. To approve, on a nonbinding, advisory basis, the compensation that will or may become payable by Personalis to its named executive officers in connection with the transactions contemplated by the Merger Agreement; and 3. To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the ! ! ! event there are not sufficient votes to adopt the Merger Agreement at the time of the Special Meeting. NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. T03528-S48469 PERSONALIS, INC. Special Meeting of Stockholders November 30, 2026 9:00 a.m. Pacific Time This proxy is solicited on behalf of the Board of Directors The undersigned stockholder(s) hereby appoint(s) Christopher Hall and Stephen Moore, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Personalis, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on November 30, 2026 at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/PSNL2026SM, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, and, with respect to such other business as may properly come before the meeting or any adjournments or postponements thereof, as said proxies deem advisable. Continued and to be signed on reverse side.